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                                                                     EXHIBIT 4.1

                           TRIDENT INTERNATIONAL, INC.

              AMENDED AND RESTATED 1994 STOCK OPTION AND GRANT PLAN
              -----------------------------------------------------

         1.       PURPOSE
                  -------

         This Amended and Restated 1994 Stock Option and Grant Plan (the "Plan"), which was first adopted as the 1994 Stock Option and Grant Plan effective as of October 27, 1994, is intended as a performance incentive for officers, employees, consultants, directors and other key persons of Trident International, Inc. (formerly, Trident Holding Corp.) (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"). The term "Subsidiaries" includes any corporations in which stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

         2.       OPTIONS TO BE GRANTED; ADMINISTRATION OF THE PLAN
                  -------------------------------------------------

                  (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an Incentive Option under the Code, such option shall be deemed to be a Nonqualified Option. Each option granted hereunder shall be embodied in a written agreement, as described in Section 4 hereof, that is signed by the Optionee and an authorized officer of the Company.

                  (b) The Plan shall be administered by a committee (the "Option Committee") of not fewer than two directors of the Company appointed by the Board of Directors of the Company (the "Board of Directors"). None of the members of the Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3(c)(2) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Act") and an "outside director" as that term is defined and interpreted pursuant to Section 162(m) of the Code and the regulations promulgated thereunder. Subject to the foregoing requirements of Section 2(b), the Compensation Committee of the Board of Directors may serve as the Option Committee. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

                  (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:




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                           (i)   To determine from time to time the options to
                  be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options (including, without limitation, the number of shares subject to each such option, the effects upon such options of any change in control of the Company and any vesting provisions with respect to such options) granted under the Plan to such persons;

                           (ii) To construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan (including to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent the Option Committee shall deem necessary or expedient to make the Plan fully effective);

                           (iii) To amend from time to time, as the Option
                  Committee may determine is in the best interests of the Company, the terms of any outstanding options, including without limitation, to modify the vesting schedule, exercise price or expiration date thereof in a manner not inconsistent with the terms of the Plan; and

                           (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

         All decisions and determinations by the Option Committee in the exercise of these powers shall be final and binding upon the Company and the Optionees.

         3.       STOCK SUBJECT TO THE OPTIONS
                  ----------------------------

         The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"), which may either be authorized but unissued shares or treasury shares or shares previously reserved for issuance upon exercise of options under the Plan, and allocable to one or more options (or portions of options) which have expired or been canceled or terminated (other than by exercise). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock. Options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual during any one calendar year period. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.

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         4.       ELIGIBILITY
                  -----------

                  (a) Incentive Options may be granted only to employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries, who are eligible to receive an Incentive Option under the Code. Nonqualified Options may be granted to officers, other employees and directors of the Company or its Subsidiaries, and to consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees) and to such other persons as the Option Committee may select from time to time, provided, however, that no Nonqualified Options may be granted under the Plan to any non-employee Directors of the Company except as provided in Section 4(d) hereof.

                  (b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for Common Stock subject to such option is at least 110% of the fair market value of such Common Stock at the time of the grant and
         (ii) the option by its terms is not exercisable more than five years from the date of grant thereof.

                  (c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) shall not exceed $100,000. Any option granted under the Plan in excess of the foregoing limitations shall be deemed to be a Nonqualified Option.

                  (d) Each person who first becomes a non-employee member of the Board of Directors of the Company on or after December 1, 1995 shall automatically be granted on the date such person first becomes a director a Nonqualified Option to purchase up to 5,000 shares of Common Stock, which option shall become exercisable on the first anniversary of the date of grant so long as such person continues to serve as a director of the Company on such anniversary date. Commencing after September 30, 1996, each non-employee member of the Board of Directors shall receive, on the date of each annual meeting of stockholders following such person's election as a Director, an option to purchase up to 5,000 shares of Common Stock, which option shall become exercisable ratably in four equal annual installments commencing on the first anniversary of such grant date and continuing for each of the next three anniversaries thereafter so long as such person continues to be a director of the Company on each such anniversary date, PROVIDED, that no such grant shall be made to any person first

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         elected or appointed to the Board of Directors of the Company within six months prior to any such annual meeting of stockholders.

                           (i) The purchase price per share of Common Stock of each Nonqualified Option granted to a non-employee member of the Board of Directors pursuant to this Section 4(d) shall be the fair market value of the Common Stock on the date the option is granted.

                           (ii) Options granted under this Section 4(d) shall expire no later than the tenth anniversary of the grant date.

                           (iii) The provisions of this Section 4(d) shall not
                  be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The provisions of this Section 4(d) shall apply only to automatic grants of Nonqualified Options to non-employee directors, and shall not be deemed to modify, limit or otherwise apply to any other provisions of the Plan or to any option granted thereunder to any other person.

         5.       TERMS OF THE OPTION AGREEMENTS
                  ------------------------------

         Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

                  (a) EXPIRATION; TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted. If an Optionee's employment with the Company terminates for any reason, the Option Committee may in its discretion provide, at any time, that any outstanding option granted to such Optionee under the Plan shall be exercisable for such period following termination of employment as may be specified by the Option Committee, subject to the expiration date of such option; provided that no Incentive Options shall be exercisable more than 90 days after the termination of the applicable Optionee's employment with the Company and its Subsidiaries.

                  (b) EXERCISE. Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Option Committee. To the extent not exercised, installments shall accumulate and be

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         exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

                  (c) PURCHASE PRICE. The purchase price per share of Common Stock subject to each option shall be determined by the Option Committee; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Option Committee; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ reported for such date or, if no prices were reported for such date, for the last date preceding such date for which prices were reported, (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, and (iii) the fair market value of the Common Stock on the effective date of the registration statement for the Company's initial public offering shall be the initial offering price.

                  (d) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

                  (e) TRANSFER. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative.

                  (f) MINIMUM SHARES EXERCISABLE. Option agreements may in the discretion of the Option Committee set forth a minimum number of shares with respect to which an option may be exercised at any one time.

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         6.       METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE
                  ---------------------------------------------

                  (a) Any option granted under the Plan may be exercised by the Optionee in whole or in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

                  (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the optionee may freely transfer having a fair market value, determined by reference to the provisions of
         Section 5(c) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or
         (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii).

                  (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Option Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law (including payment of any amount required to be withheld by the Company pursuant to applicable law).

         7.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION
                  -----------------------------------------

                  (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall

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         have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

                  (b) Adjustments under this Section 7 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         8.       EFFECT OF CERTAIN TRANSACTIONS
                  ------------------------------

         In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, consolidation or other business combination in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination, all outstanding options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

         9.       TAX WITHHOLDING
                  ---------------

                  (a) PAYMENT BY OPTIONEE. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includible in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. In the event that an Optionee has not made the arrangements described in this Section 9(a) and has not made an election under Section 9(b) on or before the Tax Date, the Company is hereby authorized to withhold the amount of any federal, state or local taxes of any kind required by law with respect to such income from any payment otherwise due to the Optionee.

                  (b) PAYMENT IN SHARES. An Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the

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         Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any Optionee who is subject to
         Section 16(b) of the Act, the following additional restrictions shall apply:

                           (i) the election to satisfy tax withholding obligations in the manner permitted by this Section 9(b) shall be made (1) at least six months prior to the Tax Date, or (2) after the Company has been subject to the reporting requirements of Section 13(a) of the Act for at least one year, during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date;

                           (ii)  such election shall be irrevocable;

                           (iii) such election shall be subject to the consent
                  or disapproval of the Option Committee; and

                           (iv) the shares withheld to satisfy tax withholding must pertain to an option which has been held by the optionee for at least six months from the date of grant.

         10.      AMENDMENT OF THE PLAN
                  ---------------------

         The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval, provided that any such amendment is also approved by the stockholders of the Company if it would materially increase the benefits accruing to Optionees under the Plan, or to the extent required by the Code to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code or if determined by the Option Committee to be necessary or advisable for purposes of the Act or otherwise. An amendment shall be binding upon options previously granted under the Plan unless the amendment adversely effects the rights of an Optionee, in which event the consent of the Optionee shall be required with respect to any portion of such amendment having such effect.

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         11.      NONEXCLUSIVITY OF THE PLAN
                  --------------------------

         Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company.

         12.      GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW
                  -----------------------------------------------

                  (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

                  (b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

         13.      EFFECTIVE DATE OF THE PLAN; STOCKHOLDER APPROVAL
                  ------------------------------------------------

         The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No options may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

                                      * * *

APPROVED BY BOARD OF DIRECTORS: DECEMBER 12, 1995

APPROVED BY STOCKHOLDERS: JANUARY 15, 1996



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